                             [LETTERHEAD OF PNC BANK]

June 11, 1998

Mr. Timothy Harrington
Able Oil Company
344 Route 46 East
Rockaway, New Jersey 07366

Re: $675,000 Term Loan

Dear Mr. Harrington:

We are pleased to inform you that PNC Bank, National Association (the "Bank"), has approved your request for a term loan to ABLE OIL COMPANY (the "Borrower"). We look forward to this opportunity to help you meet the financing needs of your business. As your primary bank, we want to supply all your banking needs.

All the details regarding your loan are outlined in the following sections of this letter. If these terms are satisfactory, please follow the instructions for proceeding with your loan provided at the end of this letter.

1. Type of Facility and Use of Proceeds. This is a term loan in the amount of $675,000 (the "Term Loan"). The proceeds of the Term Loan shall be used to refinance existing term debt and to term out a portion of the Borrower's working capital facility outstanding at PNC Bank.

2. Interest Rate. Interest on the unpaid balance of the Term Loan will be charged at a rate per annum which is at all times equal to the sum of the rate of interest publicly announced by the Bank from time to time as its prime rate (the "Prime Rate") plus one percent (1%) OR fixed at 225 basis points over the Bank's fully absorbed cost of funds rate. The Borrower will have the option to enter into an interest rate protection agreement for the Facility. The agreement can be structured as swaps, caps, collars or other types of financial instruments which hedge the Borrower's exposure to interest rate fluctuations.

3. Repayment. The principal amount of the Term Loan shall be paid in consecutive monthly installments over three years. Interest shall be paid in arrears at the same time as the principal installments. Interest will be due and payable on a monthly basis, and will be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

4. Note. The obligation of the Borrower to repay the Term Loan shall be evidenced by a promissory note (the "Note") in form and content satisfactory to the Bank. If the Borrower elects the fixed rate option, the Note will also contain a prepayment cost recovery provision requiring a payment to the Bank equal to the losses incurred by the Bank as a result of said prepayment.

5. Security. The Borrower must cause the following to be executed and delivered to the Bank in form and content satisfactory to the Bank as security for the Term Loan:

      (X) a guaranty and suretyship agreement, under which Timothy Harrington; Able Energy, Inc.; Able Oil Melbourne, Inc.; Able Oil Montgomery, Inc.; Able Propane, LLC and A & O Environmental Services, Inc. (individually or collectively, the "Guarantor") will unconditionally jointly and severally guarantee the due and punctual payment of all indebtedness owed to the Bank by the Borrower.

      (X) a security agreement granting the Bank a first priority perfected lien on the existing and future accounts, inventory, equipment, general intangibles, chattel paper, documents and instruments of Able Oil Melbourne, Inc.; Able Oil Montgomery, Inc.; Able Propane, LLC and A & O Environmental Services, Inc. (the "Guarantor").

      (X) a pledge agreement by Able Energy, Inc. granting the Bank a first priority perfected lien on ten shares of the stock of Able Oil Company and on the Membership Certificates evidencing the ownership interest as a Member of Able Propane, LLC all of which are owned by Able Energy, Inc.

      (X) a pledge agreement by Timothy Harrington granting the Bank a first priority perfected lien on 1,000 shares of the stock of Able Energy, Inc.

      (X) an assignment to the Bank of a life insurance policy in the face amount of $500,000 inuring the life of Timothy Harrington.

      Hazard insurance must be maintained on inventory and equipment in such amounts and with such coverages as are acceptable to the Bank, containing a standard lender loss payable or mortgagee clause in favor of the Bank.

6. Covenants. Unless compliance is waived in writing by the Bank or until payment in full of the Term Loan:

      (a) The Borrower will promptly submit to the Bank such information relating to the Borrower's affairs (including but not limited to annual financial statements and tax returns for the Borrower and any guarantor) or any security for the Term Loan as the Bank may reasonably request.

      (b) The Borrower will not make or permit any change in the nature of its business as carried on as of the date of this letter or in its senior management or equity ownership.

      (c) The Borrower and the Guarantor will comply with the financial and other covenants included in Exhibit "A" hereto.

7. Representations and Warranties. To induce the Bank to extend the Term Loan, the Borrower represents and warrants as follows:

      (a) The Borrower's latest financial statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. The Borrower's financial statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided to the Bank, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or result of operations.

      (b) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.

      (c) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

      (d) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

      (e) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other loan documents executed and delivered pursuant hereto will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

      (f) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.

      (g) Year 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Borrower or its Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower or its subsidiaries, or the ability of the Borrower or its subsidiaries to duly and punctually pay or perform its obligations hereunder and under the other Loan Documents.

            Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Bank, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

8. Fees. The Borrower will reimburse the Bank for the Bank's out-of-pocket expenses incurred or to be incurred in conducting UCC, title and other public record searches, and in filing and recording documents in the public records to perfect the Bank's liens and security interests.

9. Depository. The Borrower will maintain at the Bank the Borrower's primary depository accounts.

10. Additional Provisions. Before the disbursement of the Term Loan, the Borrower agrees to sign and deliver to the Bank the Note and other required documents and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority.

Prior to execution of the final documents, the Bank may terminate this letter if a material adverse change occurs with respect to the Borrower, any guarantor, any collateral for the Term Loan or any other person or entity connected in any way with the Term Loan, or if the Borrower fails to comply with any of the terms and conditions of this letter, or if the Bank reasonably determines that any of the conditions cannot be met.

This letter is governed by the laws of New Jersey. No modification or waiver of any of the terms of this letter will be valid and binding unless agreed to in writing by the Bank. When accepted, this letter and the other documents described herein will constitute the entire agreement between the Bank and the Borrower concerning the Term Loan, and shall replace all prior understandings, statements, negotiations and written materials relating to the Term Loan.

To accept these terms, please sign the enclosed copy of this letter as set forth below and return it to the Bank within ten (10) days from the date of this letter. If accepted, the final documents must be executed within ten (10) days from the date of this letter, or this letter may be terminated at the Bank's option without liability or further obligation of the Bank.

Thank you for giving PNC Bank this opportunity to work with your business. We look forward to other ways in which we may be of service to your business or to you personally.

Sincerely,

PNC BANK, NATIONAL ASSOCIATION


/s/ J. Richard Bishop

J. Richard Bishop
Vice President

JRB/ch
Enclosure

                                   ACCEPTANCE

With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted this day 12 of June, 98.

BORROWER:

ABLE OIL COMPANY


By: /s/ Timothy Harrington
    -------------------------
                      (SEAL)
Title: CEO
       ----------------------

GUARANTOR:

ABLE OIL MONTGOMERY, INC.


By: /s/ Timothy Harrington
    -------------------------
                      (SEAL)
Title: CEO
       ----------------------

A & O ENVIRONMENTAL SERVICES, INC.


By: /s/ Timothy Harrington
    -------------------------
                      (SEAL)
Title: CEO
       ----------------------

ABLE OIL MELBOURNE, INC.


By: /s/ Timothy Harrington
    -------------------------
                      (SEAL)
Title: CEO
       ----------------------

ABLE PROPANE, LLC


By: /s/ Timothy Harrington
    -------------------------
                      (SEAL)
Title: CEO
       ----------------------

ABLE ENERGY, INC.


By: /s/ Timothy Harrington
    -------------------------
                      (SEAL)
Title: CEO
       ----------------------


/s/ Timothy Harrington
-----------------------------
Timothy Harrington

                                   EXHIBIT A

FINANCIAL REPORTING COVENANTS:

(X)   The Borrower will deliver to the Bank:

      (X) Financial Statements for each fiscal quarter, except the fourth quarter, within forty-five (45) days after the quarter end, together with year-to-date and comparative figures for the corresponding periods of the prior year, certified as true and correct by its chief financial officer.

      (X) With each delivery of Financial Statements, the Borrower's chief financial officer shall also deliver a certificate as to the Borrower's compliance with the financial covenants for the period then ended and whether any Event of Default (as defined in the Note) exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take.

(X)   The Guarantor, Able Energy, Inc., will deliver to the Bank:

(X) Financial Statements for its fiscal year, within one hundred twenty (120) days after fiscal year end, audited and certified without qualification by a certified public accountant acceptable to the Bank.

(X) With each delivery of Financial Statements, the Guarantor's chief financial officer shall also deliver a certificate as to the Borrower's compliance with the financial covenants for the period then ended and whether any Event of Default (as defined in the Note) exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take.

(X)   The Corporate Guarantors will deliver to the Bank:

(X) Financial Statements for each fiscal quarter, except the fourth quarter, within forty-five (45) days after the quarter end, together with year-to-date and comparative figures for the corresponding periods of the prior year, certified as true and correct by its chief financial officer.

(X) With each delivery of Financial Statements, the Guarantor's chief financial office shall also deliver a certificate as to the Borrowers compliance with the financial covenants for the period then ended and whether any Event of Default (as defined in the Note) exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take.

(X) The individual Guarantor will deliver to the Bank:

(X) Personal financial statement concurrent with submission of Borrower's fiscal financial statement and federal income tax returns for each calendar year within fifteen (15) days of filing.

"Financial Statements" means the consolidated and consolidating balance sheet and statements of income and cash flows prepared in accordance with generally accepted accounting principles in effect from time to time ("GAAP") applied on a consistent basis (subject in the case of interim statements to normal year-end adjustments).

FINANCIAL COVENANTS:

(X) The Borrower will maintain at all times a minimum Net Worth of $750,000. "Net Worth" to include the value of customer list minus any amounts due from officer and affiliated company(s) in excess of $250,000.

(X) Maximum leverage: total debt divided by the adjusted tangible net worth (defined above) plus subordinated debt shall not exceed a ratio of 4 to 1.

(X) Minimum debt service coverage ratio (expenses before interest, taxes, depreciation and amortization minus dividends minus capital expenditures divided by current portion of long term debt plus interest) shall not be less than 1.5 to 1.

NEGATIVE COVENANTS:

(X) The Borrower will not create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, which is pledged to Bank as security for repayment of this Note or any other obligation from Borrower to Bank, except for a subordinated security interest in favor of Connell's Fuel Oil t/a Northwest Petroleum, C.B. Fuel Co., Inc. and William Toriello given in connection with the Borrower's acquisition of Northwest Petroleum.

(X) The Borrower will not create, incur, guarantee, endorse (except endorsements in the course of collection), assume or suffer to exist any indebtedness, except
(i) indebtedness to the Bank, (ii) the note to Connell's Fuel Oil t/a Northwest Petroleum, or (iii) equipment purchases financed with purchase money notes.

(X) The Borrower will not make or permit any change in the nature of its business as carried on as of the date of this Note or in its senior management, and Timothy Harrington shall continue to own a 100% interest in Able Energy, Inc. which shall continue to own 100% interest in the Borrower and all corporate Guarantors.

                                                                        PNC BANK

Term / Time Note

$675,000.00                                                        June 12, 1998

FOR VALUE RECEIVED, ABLE OIL COMPANY (the "Borrower"), with an address at 344 Route 46 East, Rockaway, New Jersey 07866, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at One Garret Mountain Plaza, West Paterson, New Jersey 07424, or at such other location as the Bank may designate from time to time, the principal sum of SIX HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($675,000.00), together with interest accruing on the outstanding principal balance from the date hereof as provided below:

1. Rate of Interest. Amounts outstanding under this Note will bear interest as follows (check one):

___ A. A rate per annum ("Floating Rate") which is at all times one percentage points (1%) in excess of the Prime Rate.

 X  B.      225 basis points over the Bank's fully absorbed cost of funds
---         ("Fixed Rate").

___ C.      A rate per annum ("Floating Rate") which is at all times
            _____________ percentage points (____%) in excess of the Prime Rate; provided, that Borrower shall have the option, from time to time, to covert from the Floating Rate and fix the interest at a rate per annum offered by the Bank in its sole discretion ("Fixed Rate") for a term of not less than _______ ("Fixed Rate") each as agreed upon in writing between the Borrower and the Bank. At the end of any Fixed Rate Period, interest shall revert to the Floating Rate, unless and until the Borrower and the Bank agree to another Fixed Rate and Fixed Rate Period.

Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. As used herein, "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is not tied to any external rate or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the Floating Rate will change automatically without notice to the Borrower, effective on the date of any such change. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Payment Terms. Principal and interest will be payable as provided below (check one):

___ A. Level Payments: Payments of principal together with interest in the amount of $____ SHALL BE DUE AND payable commencing on ______ ____, ____, and continuing on the ____ day of each ____ thereafter until the indebtedness evidenced hereby has been paid in full. Any outstanding principal and accrued interest shall be due and payable in full on ______ ____, ____. The Borrower acknowledges that the level payment amount is calculated on the assumption that each periodic payment will be made on the date when due, and if there is any variation in the actual payment dates, there may be an additional amount due upon maturity of this Note. The Borrower agrees and acknowledges that any amortization schedule which may have been provided to Borrower is only an estimate, and is superseded by the terms of this Note regarding the accrual and payment of interest.

 X  B.      Fixed Principal Payment Plus Interest: Principal shall be due and
---         payable in thirty-six (36) equal consecutive monthly installments in the amount of $18,750.00 each, commencing on ______ ____, ____, and continuing on the ________ day of each month thereafter to and including ______ ____, ____, and a final installment of $18,750.00 on ______ ____, ____. Interest shall be payable at the same times as the principal payments. Any outstanding principal and accrued interest shall be due and payable in full on ______ ____, ____.

___ C. Interest Only With Principal At Maturity: Interest shall be due and payable commencing on ______ ____, ____, and continuing on the _____ day of each _____ thereafter until ______ ____, ____, on which date all outstanding principal and accrued interest shall be due and payable in full.

___ D.      For Floating Rate Loans with Option to Convert to Fixed Rate:
            Commencing on ______ ____, ____, principal and interest shall be paid as follows: (1) While the Floating Rate is in effect, principal shall be payable in consecutive equal monthly installments of $______ each. Interest shall be payable at the same times as the principal payments. (2) During any Fixed Rate Period, principal and interest shall be payable in equal monthly installments in an amount sufficient to amortize the face amount of this Note over a ____ year term. (3) The balances of principal and interest shall be due and payable on ______ ____, ____.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

3. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $N/A. Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Bank upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be five percentage points (5%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

4. Prepayment. If this Note bears interest at the Floating Rate, the indebtedness may be prepaid in whole or in part at any time without penalty. If this Note bears interest at a Fixed Rate, notwithstanding anything contained herein to the contrary, upon any prepayment by or on behalf of the Borrower (whether voluntary, on default or otherwise), the Bank may require, if it so elects, the Borrower to pay the Bank as compensation for the cost of being prepared to

Borrower to pay the Bank as compensation for the cost of being prepared to advance fixed rate funds hereunder an amount equal to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years, from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note while a Fixed Rate is in effect.

5. Other Loan Documents. This Note is issued in connection with a Letter Agreement of even date, the terms of which are incorporated herein by reference (the "Loan Documents"), and is secured by the property described in the Loan Documents (if any) and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

6. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor, (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten (10) days of the entry thereof; (viii) in the event that this Note or any guarantee executed by any Guarantor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the opinion of the Bank at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated; (ix) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor; (x) the Borrower ceases doing business as a going concern; (xi) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (xii) the death or legal incompetency of any individual Obligor or, if any Obligor is a partnership, the death or legal incompetency of any individual general partner; (xiii) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the bank, is false, erroneous or misleading in any material respect; or (xiv) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank. As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable ,
(d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

7. Right of Setoff. In additional to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

8. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns of the Borrower, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

9. Additional Provisions.

10. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trail, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

[CORPORATE SEAL]                                ABLE OIL COMPANY


Attest: /s/ Christopher P. Westad               By: /s/ Timothy Harrington
       --------------------------                   ----------------------------
Name:  Christopher P. Westad                    Name: Timothy Harrington
       --------------------------                     --------------------------
Title: President                                Title: CEO
       --------------------------                      -------------------------

                                PLEDGE AGREEMENT
                      (Stocks, Bonds and Commercial Paper)

      THIS PLEDGE AGREEMENT, dated as of this 12 day of June, 1998, is made by Timothy Harrington (the "Pledgor"), with an address at 531 Green Pond Road, Rockaway, New Jersey 07866, in favor of PNC BANK, NATIONAL ASSOCIATION (the "Secured Party"), with an address at One Garret Mountain Plaza, West Paterson, New Jersey 07424.

            Pledge. In order to induce the Secured Party to extend the Obligations (as defined below), the Pledgor hereby grants a security interest in and pledges to the Secured Party, and to all other direct or indirect subsidiaries of PNC Bank Corp., all of the Pledgor's right, title and interest in and to the investment property and other assets described in Exhibit A attached hereto and made a part hereof, and all security entitlements of the Pledgor with respect thereto, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds and all income, interest, dividends and other distributions thereon (the "Collateral"). If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Secured Party accompanied by duly executed blank stock or bond powers or assignments as applicable. The Pledgor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party.

      1 Obligations Secured. The Collateral secures payment of all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Secured Party or to any other direct or indirect subsidiary of PNC Bank Corp. from the Pledgor and from ABLE OIL COMPANY (the "Borrower"), of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor or the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Secured Party's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (collectively, the "Obligations").

      2 Representations and Warranties. The Pledgor represents and warrants to the Secured Party as follows:

            1 There are no restrictions on the pledge or transfer of any of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.

            2 The Pledgor is the legal owner of the Collateral, which is registered in the name of the Pledgor, the Custodian (as hereinafter defined) or a nominee.

            3 The Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in Section 3.1 above; and the Pledgor will not incur, create, assume or permit to exist any pledge, security interest, lein, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral.

            4 The Pledgor has the right to transfer the Collateral free of any encumbrances and the Pledgor will defend the Pledgor's title to the Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Collateral has been obtained.

            5 The pledge of and grant of the security interest in the Collateral is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person, in and to the Collateral as set forth herein.

      3 Covenants.

            1 Unless otherwise agreed in writing between the Pledgor and the Secured Party, the Pledgor agrees to maintain Collateral having a Minimum Margin Value of at least $N/A or the outstanding amount of the Obligations, whichever is higher, and to provide additional Collateral to the Secured Party immediately upon the Secured Party's request if the Minimum Margin Value is not maintained. "Minimum Margin Value" shall be calculated by multiplying the market value of the Collateral times the Secured Party's margin requirements for the type of Collateral as set forth on Exhibit A or as otherwise agreed in writing.

      2 If all or part of the Collateral constitutes "margin stock" within the meaning of Regulation U of the Federal Reserve Board, the Pledgor agrees to execute and deliver Form U-1 to the Secured Party and, unless otherwise agreed in writing between the Pledgor and the Secured Party, no part of the proceeds of the Obligations may be used to purchase or carry margin stock.

4  Default.

            1 If any of the following occur (each an "Event of Default"): (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder; (v) the falsity, inaccuracy or material breach by the Pledgor of any written warranty, representation or statement made or finished to the Secured Party by or on behalf of the Pledgor,
(vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral, or (vii) the termination or breach of the notification and control agreement referred to in Section 8 below, then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Pledge Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, including without limitation the right to sell or otherwise dispose of any or all of the Collateral at public or private sale, with or without advertisement thereof, upon such terms and conditions as it may deem advisable and at such prices as it may deem best.

            2 (a) At any bona fide public sale, and to the extent permitted by law, at any private sale, the Secured Party shall be free to purchase all or any part of the Collateral, free of any right or equity of redemption in the Pledgor or Borrower, which right or equity is hereby waived and released. Any such sale may be on cash or credit. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D) of the Securities Act of 1933 or any other applicable exemption available under such Act. The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Secured Party may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgor of any sale or other disposition of the Collateral, five (5) days written notice sent to the Pledgor at its address specified above will be reasonable.

            1 The Pledgor recognizes that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the Act. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            3 The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the Obligations, the same will be paid to the Pledgor. If after exhausting all of the Collateral there is a deficiency, the Pledgor or, if the Pledgor is not borrowing from the Secured Party or providing a guaranty of the Borrower's obligations, the Borrower will be liable therefor to the Secured Party; provided, however, that nothing contained herein will obligate the Secured Party to proceed against the Borrower or any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Collateral.

            4 If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations from the disposition of the Collateral and if the Secured Party repays all or any part of such amount, the Pledgor or, if the Pledgor is not borrowing from the Secured Party or providing a guaranty of the Borrower's obligations, the Borrower will be and remain liable for the amounts so repaid or recovered to the same extent as if never originally received by the Secured Party.

      5 Voting Rights and Transfer. Prior to the occurrence of an Event of Default, the Pledgor will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Obligations unless the Secured Party expressly so indicates by written notice to the Pledgor.

      6 Dividends, Interest and Premiums. The Pledger will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to the Pledgor as a stock dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party's rights under Section 5 above.

      7 Securities Account. If the Collateral includes securities or any other financial or other asset maintained in a securities account, then the Pledgor agrees to cause the securities intermediary on whose books and records the ownership interest of the Pledgor in the Collateral appears (the "Custodian") to execute and deliver, contemporaneously herewith, a notification and control agreement satisfactory to the Secured Party in order to perfect and protect the Secured Party's security interest in the Collateral.

      8 Further Assurances. At any time and from time to time, upon demand of the Secured Party, the Pledgor will give, execute, file and record any notice, financing statement, continuation statement, instrument, document or agreement that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor's attorney-in-fact to do all acts and things in the Pledgor's name that the Secured Party may deem necessary or desirable. This power of attorney is coupled with an interest with full power of substitution and is irrevocable. The Secured Party is authorized to file financing statements, continuation statements and other documents under the Uniform Commercial Code relating to the Collateral without the Pledgor's signature, naming the Pledgor as debtor and the Secured Party as secured party.

      9 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to the Pledgor or the Secured Party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth above or to such other address as either the Pledgor or the Secured Party may give to the other in writing for such purpose.

      10 Preservation of Rights. (a) No delay or omission on the Secured Party's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party's action or inaction impair any such right or power. The Secured Party's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

            (b) The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgor or the Borrower, and without impairing or releasing, discharging or modifying the Pledgor's liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations;
(ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other pledge or security agreements, or any security for any Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Pledgor or the Borrower in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or (vi) take such actions and exercise such remedies hereunder as provided herein.

      11 Illegality. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      12 Changes In Writing. No modification, amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor therefrom will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.

      13 Entire Agreement. This Pledge Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

      14 Successors and Assigns. This Pledge Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Pledge Agreement in whole or in part without the Secured Party's prior written consent and the Secured Party at any time may assign this Pledge Agreement in whole or in part.

      15 Interpretation. In this Pledge Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation." Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose. If this Pledge Agreement is executed by more than one party as Pledgor, the obligations of such persons or entities will be joint and several.

      16 Indemnity. The Pledgor agrees to indemnify each of the Secured Party, its directors, officers and employees and each legal entity, if any, who controls the Secured Party (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Pledge Agreement; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Pledge Agreement. The Pledgor may participate at its expense in the defense of any such claim.

      17 Governing Law and Jurisdiction. This fledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party's office indicated above is located. THIS PLEDGE AGREEMENT WILL RE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGOR AND THE SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED PARTY'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Secured Party's office indicated above is located; provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Pledge Agreement.

      18 WAIVER OF JURY TRIAL. THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Pledgor acknowledges that it has read and understood all the provisions of this Pledge Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS/ATTEST:


/s/ Christopher P. Westad                    By: /s/ Timothy Harrington
---------------------------------                -------------------------------
                                                                    (SEAL)
Print Name: Christopher P. Westad            Print Name: Timothy Harrington

                          EXHIBIT A TO PLEDGE AGREEMENT
                            (CERTIFICATED SECURITIES)

The specific assets listed below are pledged as collateral and are restricted from trading and withdrawals. The Secured Party's written approval is required prior to any trading or withdrawals of such assets.

Quantity                 Description of Securities     Certificate Number(s)
--------                 -------------------------     ---------------------
1,000 shares             Able Energy, Inc.

                        GUARANTY AND SURETYSHIP AGREEMENT

      THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty") is made and entered into as of this 12 day of June, 1998 by ABLE ENERGY, INC. (the "Guarantor"), with an address at 344 Route 46 East, Rockaway, New Jersey 07866, in consideration of the extension of credit by PNC BANK, NATIONAL ASSOCIATION (the "Bank"), with an address at One Garret Mountain Plaza, West Paterson, New Jersey 07424, to ABLE OIL COMPANY (the "Borrower"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

      1. Guaranty of Obligations. The Guarantor hereby guarantees, and becomes surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (collectively, the "Obligation"). If the Borrower defaults under any such Obligations, the Guarantor will pay the amount due to the Bank.

      2. Nature of Guaranty; Waivers. This is a guaranty of payment and not of collection and the Bank shall not be required, as a condition of the Guarantor's liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

      This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and the Bank has terminated this Guaranty. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Bank of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Bank to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof. The Guarantor's obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, deduction or defense based upon any claim the Guarantor may have against the Borrower or the Bank, except payment or performance of the Obligations.

      Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Bank's failure to comply with the notice requirements of the applicable version of Uniform Commercial Code ss. 9-504 are hereby waived.

      The Bank at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor's liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceed, of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Bank may determine in its sole discretion; (d) deal with any other person with respect to any Obligations in such manner as the Bank deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

      3. Repayments or Recovery from the Bank. If any demand is made at any time upon the Bank for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Bank repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Bank. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Bank's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

      4. Enforceability of Obligations. No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor's liability in any manner whatsoever and this Guaranty will remain and continue in the full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding. The Guarantor expressly waives the effect of any statute of limitations or other limitations on any actions under this Guaranty.

     5. Events of Default. If any of the following occur (each an "Event of Default"): (i) any Event of Default (as defined in any of the Obligations); (ii) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default; (iii) demand by the Bank under any of the Obligations that have a demand feature; (iv) the failure by the Guarantor to perform any of its obligations hereunder; (v) the falsity, inaccuracy or material breach by the Guarantor of any written warranty, representation or statement made or furnished to the Bank by or on behalf of the Guarantor; or (vi) the termination or attempted termination of this Guaranty, then the Guarantor will, on the demand of the Bank, immediately deposit with the Bank in U.S. dollars all amounts due or to become due under the Obligations and the Bank will use such funds to repay the Obligations. Upon the occurrence of any Event of Default the Bank in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code.

      6. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Guarantor given to the Bank by law, the Bank shall have, with respect to the Guarantor's obligations to the Bank under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Guarantor's right, title and interest in and to, all deposits, moneys, securities and other property of the Guarantor now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor. Every such right of setoff shall be deemed to have occurred immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

      7. Costs. To the extent that the Bank incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys' fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).

      8. Postponement of Subrogation. Until the Obligations are indefeasibly paid in fill the Guarantor postpones and subordinates in favor of the Bank any and all rights which the Guarantor may have to (a) assert any claim against the Borrower based on subrogation rights with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower's assets.

      9. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be affective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the addresses for the Bank and the Guarantor set forth above or to such other address as one may give to the other in writing for such purpose.

      10. Preservation of Rights. No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. The Bank may proceed in any order against the Borrower, the Guarantor or any other obligor of, or collateral securing, the Obligations.

      11. Illegality. In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      12. Changes in Writing. No modification, amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

      13. Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Bank with respect to the subject matter.

      14. Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Bank's prior written consent and the Bank at any time may assign this Guaranty in whole or in part.

      15. Interpretation. In this Guaranty, unless the Bank and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and references to sections or exhibits are to those of this Guaranty unless otherwise indicated. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

      16. Indemnity. The Guarantor agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, who controls the Bank (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Guaranty; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty. The Guarantor may participate at its expense in the defense of any such claim.

      17. Governing Law and Jurisdiction. This Guaranty has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE GUARANTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Guarantor at the Guarantor's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Guaranty will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction. The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Guarantor. The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

      18. Equal Credit Opportunity Act. If the Guarantor is not an "applicant for credit" under Section 202.2(e) of the Equal Credit Opportunity Act of 1974 ("ECOA"), the Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) the Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

      19. Waiver of Jury Trial. THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

      The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

      WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

[CORPORATE SEAL]                          ABLE ENERGY, INC.


Attest: /s/ Christopher P. Westad         Attest: /s/ Timothy Harrington
        --------------------------                --------------------------
Print Name: CHRISTOPHER P. WESTAD         Print Name: Timothy Harrington
            ----------------------                    ----------------------
Title: PRESIDENT                          Title: CEO
       ---------------------------               ---------------------------

                                PLEDGE AGREEMENT
                      (Stocks, Bonds and Commercial Paper)

      THIS PLEDGE AGREEMENT, dated as of this 12 day of July, 1998, is made by Able Energy, Inc. (the "Pledgor"), with an address at 344 Route 46 East, Rockaway, New Jersey 07866, in favor of PNC BANK, NATIONAL ASSOCIATION (the "Secured Party"), with an address at One Garret Mountain Plaza, West Paterson, New Jersey 07424.

            Pledge. In order to induce the Secured Party to extend the Obligations (as defined below), the Pledgor hereby grants a security interest in and pledges to the Secured Party, and to all other direct or indirect subsidiaries of PNC Bank Corp., all of the Pledgor's right, title and interest in and to the investment property and other assets described in Exhibit A attached hereto and made a part hereof, and all security entitlements of the Pledgor with respect thereto, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds and all income, interest, dividends and other distributions thereon (the "Collateral"). If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Secured Party accompanied by duly executed blank stock or bond powers or assignments as applicable. The Pledgor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party.

      1 Obligations Secured. The Collateral secures payment of all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Secured Party or to any other direct or indirect subsidiary of PNC Bank Corp. from the Pledgor and from ABLE OIL COMPANY (the "Borrower"), of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor or the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Secured Party's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (collectively, the "Obligations").

      2 Representations and Warranties. The Pledgor represents and warrants to the Secured Party as follows:

            1 There are no restrictions on the pledge or transfer of any of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.

            2 The Pledgor is the legal owner of the Collateral, which is registered in the name of the Pledgor, the Custodian (as hereinafter defined) or a nominee.

            3 The Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in Section 3.1 above; and the Pledgor will not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral.

            4 The Pledgor has the right to transfer the Collateral free of any encumbrances and the Pledgor will defend the Pledgor's title to the Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Collateral has been obtained.

            5 The pledge of and grant of the security interest in the Collateral is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person, in and to the Collateral as set forth herein.

      3 Covenants.

            1 Unless otherwise agreed in writing between the Pledgor and the Secured Party, the Pledgor agrees to maintain Collateral having a Minimum Margin Value of at least $ N/A or the outstanding amount of the Obligations, whichever is higher, and to provide additional Collateral to the Secured Party immediately upon the Secured Party's request if the Minimum Margin Value is not maintained. "Minimum Margin Value" shall be calculated by multiplying the market value of the Collateral times the Secured Party's margin requirements for the type of Collateral as set forth on Exhibit A or as otherwise agreed in writing.

            2 If all or part of the Collateral constitutes "margin stock" within the meaning of Regulation U of the Federal Reserve Board, the Pledgor agrees to execute and deliver Form U-1 to the Secured Party and, unless otherwise agreed in writing between the Pledgor and the Secured Party, no part of the proceeds of the Obligations may be used to purchase or carry margin stock.

      4 Default.

            1 If any of the following occur (each an "Event of Default"): (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder, (v) the falsity, inaccuracy or material breach by the Pledgor of any written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Pledgor,
(vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral, or (vii) the termination or breach of the notification and control agreement referred to in Section 8 below, then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Pledge Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, including without limitation the right to sell or otherwise dispose of any or all of the Collateral at public or private sale, with or without advertisement thereof, upon such terms and conditions as it may deem advisable and at such prices as it may deem best.

            2 (a) At any bona fide public sale, and to the extent permitted by law, at any private sale, the Secured Party shall be free to purchase all or any part of the Collateral, free of any right or equity of redemption in the Pledgor or Borrower, which right or equity is hereby waived and released. Any such sale may be on cash or credit. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 or any other applicable exemption available under such Act. The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Secured Party may adjourn any sale and sell at the time at place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgor of any sale or other disposition of the Collateral, five (5) days written notice sent to the Pledgor at its address specified above will be reasonable.

                  1 The Pledgor recognizes that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the Act. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            3 The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the Obligations, the same will be paid to the Pledgor. If after exhausting all of the Collateral there is a deficiency, the Pledgor or, if the Pledgor is not borrowing from the Secured Party or providing a guaranty of the Borrower's obligations, the Borrower will be liable therefor to the Secured Party; provided, however, that nothing contained herein will obligate the Secured Party to proceed against the Borrower or any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Collateral.

            4 If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations from the disposition of the Collateral and if the Secured Party repays all or any part of such amount, the Pledgor or, if the Pledgor is not borrowing from the Secured Party or providing a guaranty of the Borrower's obligations, the Borrower will be and remain liable for the amounts so repaid or recovered to the same extent as if never originally received by the Secured Party.

      5 Voting Rights and Transfer. Prior to the occurrence of an Event of Default, the Pledgor will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Obligations unless the Secured Party expressly so indicates by written notice to the Pledgor.

      6 Dividends, Interest and Premiums. The Pledgor will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to the Pledgor as a stock dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party's rights under Section 5 above.

      7 Securities Account. If the Collateral includes securities or any other financial or other asset maintained in a securities account, then the Pledgor agrees to cause the securities intermediary on whose books and records the ownership interest of the Pledgor in the Collateral appears (the "Custodian") to execute and deliver, contemporaneously herewith, a notification and control agreement satisfactory to the Secured Party in order to perfect and protect the Secured Party's security Interest in the Collateral.

      8 Further Assurances. At any time and from time to time, upon demand of the Secured Party, the Pledgor will give, execute, file and record any notice, financing statement, continuation statement, instrument, document or agreement that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor's attorney-in-fact to do all acts and things in the Pledgor's name that the Secured Party may deem necessary or desirable. This power of attorney is coupled with an interest with full power of substitution and is irrevocable. The Secured Party is authorized to file financing statements, continuation statements and other documents under the Uniform Commercial Code relating to the Collateral without the Pledgor's signature, naming the Pledgor as debtor and the Secured Party as secured party.

      9 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to the Pledgor or the Secured Party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth above or to such other address as either the Pledgor or the Secured Party may give to the other in writing for such purpose.

      10 Preservation of Rights. (a) No delay or omission on the Secured Party's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party's action or inaction impair any such right or power. The Secured Party's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

            (b) The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgor or the Borrower, and without impairing or releasing, discharging or modifying the Pledgor's liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations;
(ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other pledge or security agreements, or any security for any Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Pledgor or the Borrower in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or (vi) take such actions and exercise such remedies hereunder as provided herein.

      11 Illegality. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      12 Changes in Writing. No modification, amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor therefrom will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.

      13 Entire Agreement. This Pledge Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

      14 Successors and Assigns. This Pledge Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Pledge Agreement in whole or in part without the Secured Party's prior written consent and the Secured Party at any time may assign this Pledge Agreement in whole or in part.

      15 Interpretation. In this Pledge Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation." Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose. If this Pledge Agreement is executed by more than one party as Pledgor, the obligations of such persons or entities will be joint and several.

      16 Indemnity. The Pledgor agrees to indemnify each of the Secured Party, its directors, officers and employees and each legal entity, if any, who controls the Secured Party (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Pledge Agreement; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Pledge Agreement. The Pledgor may participate at its expense in the defense of any such claim.

      17 Governing Law and Jurisdiction. This Pledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party's office indicated above is located. THIS PLEDGE AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGOR AND THE SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED PARTY'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Secured Party's office indicated above is located; provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Pledge Agreement.

      18 WAIVER OF JURY TRIAL. THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Pledgor acknowledge that it has read and understood all the provisions of this Pledge Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS/ATTEST:                           ABLE ENERGY, INC.


/s/ Christopher P. Westad                 By: /s/ Timothy Harrington
----------------------------------            ------------------------------
                                                                  (SEAL)
Print Name: CHRISTOPHER P. WESTAD         Print Name: TIMOTHY HARRINGTON
            ----------------------                    ----------------------
                                          Title: CEO
                                                 ---------------------------


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

                         EXHIBIT A TO PLEDGE AGREEMENT
                           (CERTIFICATED SECURITIES)

The specific assets listed below are pledged as collateral and are restricted from trading and withdrawals. The Secured Party's written approval is required prior to any trading or withdrawals of such assets.

Quantity                  Description of Securities       Certificate Number(s)
--------                  -------------------------       ---------------------
10 shares                 Able Oil Company

99% membership interest   Able Propane, LLC


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